Exhibit 99.1

ExactCare and Tabula Rasa HealthCare Business Combination Closes, Creating a Leading, Independent Value-Based Pharmacy Management Company for Patients with the Most Complex Needs

CLEVELAND (November 6, 2023) – ExactCare®, a national provider of medication management and comprehensive long-term pharmacy services and a Nautic Partners portfolio company, today announced that the acquisition of Tabula Rasa HealthCare, Inc.®, a leading healthcare company advancing personalized, comprehensive care for value-based care organizations, is complete.

ExactCare and Tabula Rasa are creating a leading, independent pharmacy care management company that specializes in caring for the most at-risk patient populations in the healthcare system—helping them to live healthier and thrive in both home- and community-based settings. Together, the two organizations care for over 100,000 beneficiaries served by the Program of All-Inclusive Care for the Elderly (PACE), Medicare, Medicaid and Dual-eligible plans.

“This transaction brings together two of the leading healthcare companies that have pioneered the integration of comprehensive pharmacy services in population health and transformed pharmacy care management into a proven driver of enhanced clinical outcomes, better overall patient health, and lower total cost of care,” said John Figueroa, who previously served as Executive Chairman of ExactCare and is now the Chairman and Chief Executive Officer of the combined company. “This shared focus on optimizing patient care and driving favorable healthcare outcomes will enable ExactCare and Tabula Rasa to significantly expand our impact for patients, partners and the broader healthcare industry.”

ExactCare and Tabula Rasa have nearly three decades of combined experience providing pharmacy care solutions to meet the unique needs of patients with the most complex, chronic medical needs through partnerships with payers, providers and risk-bearing organizations across the healthcare continuum.

The newly combined organization’s robust suite of services will feature ExactCare’s premier home- and community-based model for delivering comprehensive pharmacy care services that are proven to improve adherence, reduce facility-based utilization, and lower total cost of care; and Tabula Rasa’s technology-enabled solutions that individualize pharmacy care to reduce risk, optimize efficacy and provide full-service pharmacy benefit management capabilities. As medical and pharmacy benefit silos continue to break down and providers take full capitation, the combined organization will be among the only to deliver a complete set of independent, value-based programs to payer and provider partners.

“ExactCare and Tabula Rasa provide separate but complementary services that together create an innovative pharmacy solutions provider that will drive tremendous value for patients, payers and partners,” said Brian Adams, who formerly served as President & CEO of Tabula Rasa and is now President of the combined company. “As we bring our teams together, we will harness each organization’s strengths—including Tabula Rasa’s expertise in technology-based solutions and ExactCare’s extensive experience partnering with organizations across the healthcare continuum—to deliver enhanced value-based solutions for our healthcare partners while improving the health and wellbeing of the patients they serve.”

About ExactCare
ExactCare, a national medication management and pharmacy care provider, delivers solutions to help people with complex, chronic medical needs overcome medication-related and chronic care challenges. Founded in 2009, the company enables better health for patients and better clinical, quality and economic outcomes for the healthcare organizations that care for them—including payers, home health organizations, primary care practices and other providers. ExactCare provides comprehensive long-term pharmacy care to patients in assisted and independent living facilities, through transitions of care, and in their homes—with a focus on improving patient adherence to prescribed medications and enabling safer, more effective medication regimens. ExactCare also provides a number of value-based solutions, including HEDIS Gap Closure Assistance and Medication Therapy Management (MTM) Programs. For more information, visit exactcare.com.

About Tabula Rasa HealthCare
Tabula Rasa HealthCare (TRHC) enables simplified and individualized care that improves the health of those we serve. We offer comprehensive pharmacy services that include personalized, precision medication management and delivery as well as a suite of clinical and business management tools that help health plans and at-risk provider groups maximize revenue, optimize utilization and improve patient health. For more information, visit tabularasahealthcare.com.

About Nautic Partners
Nautic Partners is a Providence, Rhode Island-based middle-market private equity firm that focuses our expertise and market knowledge on three sectors: Healthcare, Industrials and Services. Nautic has completed more than 155 platform transactions throughout our 37-year history. In pursing our thematic and proactive investment strategy, we seek to partner with executives and management teams in an effort to accelerate the growth trajectory of our portfolio companies via acquisitions, targeted operating initiatives, and increased management team depth. For more information, please visit www.nautic.com.